UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 27, 2023

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51371	57-1150621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Sylvan Way, Suite A, Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock No Par Value	LINC	NASDAQ

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Retirement

On April 27, 2023, Stephen M. Buchenot notified Lincoln Educational Services Corporation (the “Company”) of his intention to retire from his position as Executive Vice President of Campus Operations effective June 2, 2023. The Company expects that Mr. Buchenot’s various responsibilities will be addressed by certain current Company executives for the immediate future.

In connection with Mr. Buchenot’s retirement, the Compensation Committee of the Board of Directors of the Company has approved the acceleration of vesting of 87,566 outstanding unvested shares of restricted stock of the Company held by Mr. Buchenot as of his retirement date.

On May 2, 2023, the Company issued a press release announcing Mr. Buchenot’s retirement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

99.1	Press Release issued by Lincoln Educational Services Corporation dated May 2, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: May 2, 2023

	By:	/s/Alexandra M. Luster
	Name:	Alexandra M. Luster
	Title:	General Counsel